                                                                     EXHIBIT 4.4


                AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

          AMENDMENT NO. 1 dated as of November 6, 1997 to the SECURITIES PURCHASE AGREEMENT dated as of November 26, 1996, as supplemented (as modified, supplemented or amended from time to time, the "Securities Purchase Agreement"), among Partnership Acquisition Trust II, a Delaware business trust (together with its successors and assigns, the "Purchaser"), Glimcher Realty Trust, a Maryland real estate trust (together with its permitted successors and assigns, "GRT"), and Glimcher Properties Limited Partnership, a Delaware limited partnership (together with its successors and assigns, "GPLP"). Capitalized terms not otherwise defined in this Amendment have the meanings given to them in the Securities Purchase Agreement.

                                    RECITALS

          GRT has previously issued to Purchaser 34,000 Series A Preferred
Shares.

          GRT has requested NACC to subordinate the Series A Preferred Shares and all other Preferred Shares to be issued from time to time under the Securities Purchase Agreement to the Series B Preferred Shares (the "Series B Preferred Shares") to be issued in a maximum amount of 5,520,000 shares pursuant to the Articles Supplementary Classifying 5,520,000 Shares of Beneficial Interest as Series B Cumulative Redeemable Preferred Shares of Beneficial Interest of Glimcher Realty Trust in the form of Exhibit A hereto (the "Series B Articles Supplementary"), such subordination to be to the extent and in the manner set forth in such Series B Articles Supplementary.

          PAT II, as the holder of all the outstanding Series A Preferred Shares, is willing to consent to such subordination only if, among the other requirements contained in this Amendment, (1) GRT executes and files with all requisite authorities Articles Supplementary Classifying and Designating 40,000 Shares of Beneficial Interest as 40,000 Shares of Series A-1 Convertible Preferred Beneficial Interest (the "Series A-1 Preferred Shares") as set forth on Exhibit B hereto (the "Series A-1 Articles Supplementary"), (2) all shares of Series A Preferred Shares are exchanged on a one for one basis for shares of Series A-1 Preferred Shares and (3) the Securities Purchase Agreement is amended to provide that all future Preferred Shares to be issued from time to time under the Securities Purchase Agreement will contain the same terms and provisions as the Series A-1 Preferred Shares, subject to the dividend options set forth in Exhibit B-1 to the Securities Purchase Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          Section 1. Amendments and Modifications to Securities Purchase Agreement. PAT II, NACC, GPLP and GRT hereby agree that the provisions of this
Section 1 shall amend and modify any contrary provisions set forth in the Securities Purchase Agreement:

          (a) Creation of Series A-1 Preferred Shares. PAT II, NACC, GPLP and GRT consent to the creation of the Series A-1 Preferred Shares pursuant to the Series A-1 Articles Supplementary.

          (b) Terms of Future Preferred Shares. PAT II, NACC, GPLP and GRT agree that all further Preferred Shares to be issued from time to time under the Securities Purchase Agreement shall be issued pursuant to Articles Supplementary substantially in the same form as the Series A-1 Articles Supplementary (except for the dividend rate options set forth in Exhibit B-1 to the Securities Purchase Agreement).

          (c) Exchange of Shares. Subject to the terms and conditions set forth herein, concurrently with the original issuance of any Series B Preferred Shares, PAT II agrees to exchange on a one for one basis all Series A Preferred Shares owned by it for the same number of Series A-1 Preferred Shares. PAT II agrees to deliver to GRT for cancellation all of such Series A Preferred Shares in exchange for certificates evidencing the Series A-1 Preferred

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Shares to be issued in exchange therefor. All transfer taxes, if any, shall be for the account of GRT. PAT II understands that upon delivery to GRT of such Series A Preferred Shares and receipt of the certificates evidencing the Series A-1 Preferred Shares, the Series A Preferred Shares will be retired, and PAT II shall have no further rights or preferences with respect thereto. Notwithstanding the foregoing, (1) the exchange of PAT II's Series A Preferred Shares for Series A-1 Preferred Shares shall not be deemed a waiver of any cause of action which PAT II may have against GRT which arose during the period of time that PAT II was holder of the Series A Preferred Shares and (2) any and all rights which PAT II may have under or in connection with any contract, agreement, instrument or other document arising in connection with the transaction pursuant to which Series A Preferred Shares were issued shall continue in respect of Series A-1 Preferred Shares held by PAT II as a consequence of the exchange contemplated hereby for so long as PAT II remains a holder thereof, on the same terms and to the same extent as such rights existed prior to such exchange. Notwithstanding any provision of this Amendment to the contrary, it is the intent of the parties that Series A-1 Preferred Shares shall be deemed issued in exchange for the Series A Preferred Shares as of the date of exchange and all accrued and unpaid dividends on the Series A Preferred Shares shall be paid in full on the date of the exchange (which shall be the Original Issuance Date (as defined in the Series A-1 Articles Supplementary) of the Series A-1 Preferred Shares and shall be computed for all periods on the basis of the actual number of days elapsed over a year of 360 days.

          (d) The provisions set forth above shall be effective only upon the satisfaction of the following conditions on or before December 15, 1997.

          (1) PAT II shall have received certificates evidencing the Series A-1 Preferred Shares.

          (2) PAT II shall have received evidence of all requisite corporate and stockholder approvals, if any, required in connection with the creation and issuance of the Series A-1 Preferred Shares.

          (3) PAT II shall have received legal opinions from counsel to GRT satisfactory to PAT II in form, scope and substance as to the matters set forth in (4) below, and the authorization, creation and validity of the Series A-1 Preferred Shares.

          (4) The Series A-1 Preferred Shares shall have been validly created and issued and the holders shall have received evidence thereof and, if applicable, the exchange of the Series A Preferred Shares for the Series A-1 Preferred Shares shall be legal valid and binding.

          (5) All members of the Great Plains MetroMall LLC shall have executed and delivered to NACC the Operating Agreement LLC Modification set forth at the end of this Amendment.

          Section 2. No Waiver or Other Modifications. Except as expressly amended hereby, the Securities Purchase Agreement shall remain in full force and effect. Without limiting the foregoing, GRT and GPLP agree that PAT II and NACC are not obligated to purchase any Preferred Shares except pursuant to the exact terms and conditions of the Securities Purchase Agreement and are not obligated to waive or modify any such terms and conditions.

          Section 3. Miscellaneous.

          (a) Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

          (c) Fees. GRT will pay upon demand all reasonable fees and expenses (including reasonable attorneys fees and expenses) of NACC and PAT II in connection with the negotiation, execution and delivery of this Amendment and the consummation of the transactions contemplated hereby.

          (d) Incorporation by reference. The provisions of Section 4 and
Section 10 of the Securities Purchase Agreement are hereby incorporated by reference (mutatis mutandis).


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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No
1. to the Securities Purchase Agreement to be executed and delivered by their duly authorized officers.


                                GLIMCHER REALTY TRUST

                                By: /s/ George A. Schmidt
                                    ------------------------------------
                                    Name:  George A. Schmidt
                                    Title: Sr. Vice President


                                GLIMCHER PROPERTIES LIMITED PARTNERSHIP

                                By Glimcher Properties Corporation, its
                                sole general partner



                                By: /s/ George A. Schmidt
                                    ------------------------------------
                                    Name:  George A. Schmidt
                                    Title: Sr. Vice President



                                PARTNERSHIP ACQUISITION TRUST II

                                By:  Wilmington Trust Company,
                                               as Owner Trustee

                                By: /s/ Lance W. Haberin
                                    ------------------------------------
                                    Name:  Lance W. Haberin
                                    Title: Attorney in Fact


                                NOMURA ASSET CAPITAL CORPORATION

                                By: /s/ Lance W. Haberin
                                    ------------------------------------
                                    Name:  Lance W. Haberin
                                    Title: Vice President

          Great Plains MetroMall LLC Operating Agreement Modification

          By execution hereof, the undersigned agree that, from and after the date of issuance of the Series A-1 Preferred Shares in exchange for the Series A Preferred Shares referred to above, all references contained in the Operating Agreement of Great Plains MetroMall LLC, a Delaware limited liability company, to the Series A Preferred Shares shall be deemed to refer to the Series A-1 Preferred Shares.

Dated as of November __, 1997.


OLATHE MALL LLC

By:  Glimcher Properties Limited Partnership

     By:  Glimcher Properties Corporation,
          its sole general partner

          By: /s/ George A. Schmidt
              ------------------------------
             Name:  George A. Schmidt
             Title: Senior Vice President

PARTNERSHIP ACQUISITION TRUST III

By:  Wilmington Trust Company,
     as Owner Trustee

     By: /s/ Lance W. Haberin
         -----------------------------
         Name:  Lance W. Haberin
         Title: Attorney in Fact


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                   Registration Rights Agreement Modification

          By execution hereof, the undersigned agree that from and after the date of issuance of the Series A-1 Preferred Shares in exchange for the Series A Preferred Shares referred to above, all references contained in the Registration Rights Agreement dated January 26, 1994, and amended as of November 26, 1996, by and among Glimcher Realty Trust and the other parties identified as Shareholders in that certain Registration Rights Agreement (the "Agreement"), shall be deemed to refer to the Series A-1 Preferred Shares. Capitalized terms used herein shall have the meanings set forth in the Agreement or as otherwise provided herein.


Dated as of November __, 1997


GLIMCHER REALTY TRUST

    /s/ George A. Schmidt
By:_____________________________________
     Name:  George A. Schmidt
     Title: Sr. Vice President


SHAREHOLDERS (holding at least two-thirds of all Covered Shares outstanding):

/s/ David J. Glimcher                   /s/ Herbert Glimcher
_______________________                 ______________________
David J. Glimcher                       Herbert Glimcher


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